UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 23, 2018
FIVE9, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-36383	94-3394123
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Bishop Ranch 8
4000 Executive Parkway, Suite 400
San Ramon, California 94583
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (925) 201-2000
Not Applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously disclosed, as of July 2, 2018, Gaurav Passi no longer serves as Executive Vice President for Products of Five9, Inc. (the “Company”) and will depart from the Company.
On July 23, 2018, Mr. Passi and the Company entered into a release agreement that provides the following: (1) through September 30, 2018 (the “Transition Period”), Mr. Passi will serve in a non-executive position with the Company, will continue to receive his current base salary and will be eligible to receive benefits provided to non-executive employees, but will not be eligible to receive a bonus for the third quarter of 2018 under the Company’s 2018 executive bonus program and (2) at the end of the Transition Period (or, if Mr. Passi resigns or is terminated for any reason during the Transition Period, upon such departure date), Mr. Passi will receive benefits under the Company’s Key Employee Severance Plan as a Tier 3 participant, provided that he executes a release, and will immediately vest in the portions of his then-outstanding unvested equity awards under the Company’s 2014 equity incentive plan that would have vested had Mr. Passi’s employment continued through December 31, 2018.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Release Agreement between the Company and Gaurav Passi dated July 23, 2018

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIVE9, INC.

Date: July 26, 2018	By:	/s/ Barry Zwarenstein
Barry Zwarenstein
Chief Financial Officer